
OSG
Overseas Shipholding Group, Inc.

Second Quarter Fiscal 2008 Earnings Conference Call

July 30, 2008

Forward Looking Statements



This presentation contains forward-looking statements regarding the Company's prospects, including the outlook for tanker and articulated tug barge markets, changing oil trading patterns, anticipated levels of newbuilding and scrapping, prospects for certain strategic alliances and investments, prospects for the growth of the OSG Gas transport business, estimated TCE rates and synthetic time charter rates for the fourth quarter of 2008 and estimated synthetic time charter rates for the year ending December 31, 2009 and the first quarter of 2010, projected drydock and repair schedule, estimated vessel and newbuilding values, timely delivery of newbuildings and conversion vessels, prospects for growth in revenues and EBITDA of OSG America, estimates of OSG’s income statements items for 2008, prospects of OSG’s strategy of being a market leader in the segments in which it competes, the projected growth of the world tanker fleet and the forecast of world economic activity and world oil demand. Factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements are described in the Company’s Annual Report for 2007 on Form 10-K.

Financial Highlights



- **Highest second quarter TCE revenues in Company's history**
  - TCE revenues up $112M or 41% to $386M from $274M
  - EBITDA of $151M
  - Net income up 10% to $87M
  - EPS up 23% to $2.81 per diluted share
  - Adjusted for $0.36 impact of non recurring items, EPS was $3.17 compared with $1.63[1]
- **Q208 VLCC and Aframax markets drove exceptional financial performance**
  - Crude TCE revenues up 59% to $255M (66% of total)
  - Product TCE revenues up 21% to $72M (19% of total)
  - U.S. Flag TCE revenues up 6% to $52M (13% of total)
- **First half 2008 results**
  - TCE revenues up 43% to $762M
  - EBITDA up 12% to $329M
  - Net income up 22% to $199M
  - EPS up 45% to $6.42 per diluted share
- **Fleet expansion and diversification strategy deliver strong returns**
  - Operating fleet increased by 14 vessels from a year ago to total 121 ships at June 30, 2008 across four segments

[1]See Appendix "Reconciliation Tables and Supplemental Information"

Financial Highlights



- **Completed $200M share repurchase program announced in April 2007**
  - 280,000 shares repurchased at an average price of $77.48
  - Since Jun-2006, 23.8% stock repurchased, or 9.4 million shares at average price of $66.42 per share, at a total cost of $625 million
- **New $250M share repurchase program announced in June**
  - 150,000 shares repurchased at an average price of $77.40
- **Annual dividend raised 40%**
  - Continued strength of earnings and cash flows drives third dividend increase in 3 years
  - Indicated annual rate of $1.75 per share
- **Bond redemption complete**
  - Interest expenses lowered by $7M per annum through 2013
- **Cash repatriated**
  - $545M repatriated and used to pay down debt
- **Key financial measures**
  - $1.6B in liquidity
  - Long-term debt of $1.2B, down more than $300M from 12/31/07
  - Liquidity adjusted debt to capital 32.4%

A Perspective on the Market



Why Was 1H08 So Strong?

- Unprecedented strong 2nd quarter as limited fleet growth combined with demand expansion in non-OECD countries (China/India)
- More long-haul crudes oil exports from Middle East, W. Africa and Venezuela
- High demand for diesel fuel increases long-haul movements
- Utilization rates buoyed by Iranian storage, port strikes and weather delays
- Increased single-hull discrimination enhanced utilization; rate discrepancy levels averaged $40K/day
- Growth in tanker tonnage mitigated by conversions of tankers to dry cargo

18-month Outlook

- Downward pressure on rates expected in next 18 months.
  - *2H08 rate outlook good tempered in 2009 due to expected fleet growth*
- Worldwide demand growth expected at 1% for 2008 and 2009, centered in non-OECD countries
- 4Q08 demand expected to be impacted by inventory build-up
- Product market has demonstrated resilience to fleet growth due to strong diesel demand
- Wild cards: geopolitical unrest, strikes, weather, oil prices and the state of the global economy



Catalyst: Product Fleet Margin Expansion

OSG's Products Fleet is in Transformation

- 14 modern IMO III capable vessels enter in stages through 2011.
- Average age of operating MR fleet improves from 9.8 years today to 4.5 years by Jan. 1, 2010.
- 8 vessel LR1 expansion – with 2 already delivered – critical to growth and margin expansion
- **Bottom line:** Fleet replacement program improves profit on 13 vessels by >$5K per day, or $2 million/year, adding $26M to the bottom line.


37
28
33
39
2008
2009
2010
2011
LR1s
Modern MRs
Older MRs

U.S. Flag: A Compelling Growth Story

OSP LISTED NYSE

In 3 years, OSG America's fleet grows >50%, EBITDA grows by 65% and revenues nearly double



Number of ships
23
27
32
34
32
30
2008
2009
2010
2011
2012
2013
IPO & Chartered-in Fleet
Newbuilds
Dropdowns

- Fleet growth and profit expansion will drive unit distribution growth through 2011
- Early retirement of vessels prior to mandated OPA life or final shipyard date likely to minimize impact of oversupply in 2008
- Versatile fleet provides competitive cost advantages for customers
- Stable and growing cash flows from medium and long-term charters
- Operates in protected market with high barriers to entry
- Deepwater and ultra-deepwater market growth opportunities

OSG

Fleet metrics in chart are as of year-end

Crude Update



Continued fleet expansion and focus on building cargo systems and pools

- Timely entrance into the Suezmax segment: 2 ships are trading and 2 deliver Q109
- Suezmax International formed
- Aframax International takes advantage of strong market by chartering-in 7 Aframaxes over the last 2 months for 1-year each
- 4 Aframax newbuilds deliver Q308 through Q109
- Two VLCC newbuildings ordered at attractive prices in China and will enter Tankers International pool
- ULCC conversion project to FSO on time and on budget
- Synthetic time charter coverage using FFA hedges for significant portion of VLCC fleet in 2009

	VLCC	Suezmax	Aframax	Panamax	Lightering	Total
Operating Fleet	20	2	18	11	5	**56**
Newbuilds	3	2	4	—	—	**9**
Commercial Pools	25	2	32	14	—	**73**
Total	**48**	**6**	**54**	**25**	**5**	**138**

Fleet information is as of 7/25/08



Hedging Strategy

- FFA participation helps OSG manage volatility
- Our crude oil commercial strategy is focused on building scale through commercial pools and building cargo systems with customers. This requires a flexible, scalable fleet.
- Positions taken when market exceeds our rate forecasts
- Paper hedges covered by physical positions

VLCC Spot Rates


240,000
220,000
200,000
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
$/day
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
Week
2008
2007
Average
2003-7

Fixed VLCC Positions

	Days	TCE Rates on Derivative Positions
Q2 2008 Actual	609	$73,832
Q3 2008	450	$55,535
Q4 2008	539	$69,836
2009	3,173	$62,567
Q1 2010	276	$61,240

VLCC Trading Fleet Outlook

	1H08	2H08	2009	2010
New deliveries	16	22	68	67
Removals	(24)	(16)	(30)	(67)
Iranian storage	(15)	10	5	0
Change	(23)	16	43	0

Catalyst for Growth: 37-Vessel Newbuild Program



6 deliveries in the second quarter included 3 Aframaxes and 3 MRs
Value of newbuild portfolio has appreciated approximately $110 million

2008 (6)	2009 (11)	2010 (11)	2011 (9)
U.S. FLAG 1 ATB 1 Tanker	**CRUDE** 2 Suezmaxes 1 Aframax	**U.S. FLAG** 2 ATBs 3 Tankers	**CRUDE** 2 VLCCs
PRODUCTS 1 Handysize	**PRODUCTS** 2 Handysize	**PRODUCTS** 2 Panamax 3 Handysize	**PRODUCTS** 4 Panamaxes 2 Handysize
CRUDE 3 Aframaxes	**U.S. FLAG** 3 ATBs 3 Tankers	**CRUDE** 1 VLCC	**U.S. FLAG** 1 Tanker



The Value of OSG

$117/share reflects true value of OSG



U.S.
$300M
Products
$690M
Crude
$2,644M
$3.633B
$328M
$282M
$86M
$45M
$317M[2]
$1.151B
$3.540B
Steel Value
Cash & Equiv.[1]
Interest in OSP
Equity in JVs
NPV of Covered Charters-in
NPV of Uncovered Charters-in[2]
Total Debt
Total Value of OSG

As of 6/30/08. Supporting detail can be found in the Appendix. [1]Includes CCF fund. [2]Uses 10-year quarterly average historical rates; OSP interest valued on 7/25/08.

Overseas Shipholding Group, Inc.


NO SMOKING

Financial Review

Myles R. Itkin
Chief Financial Officer

Financial Review



Consolidated Statements of Operations

(in thousands, except EPS)	Q208	Q207
Shipping Revenues	**$428,224**	**$299,997**
Voyage expenses	42,110	25,763
Vessel expenses	77,785	68,858
Charter hire expenses[1]	103,368	67,949
Depreciation and amortization	47,315	44,099
General and administrative	34,509	31,687
Gain on disposal of vessels	(23,686)	(5,623)
Total Ship Operating Expenses	281,401	232,733
Income from Vessel Operations	146,823	67,264
Equity in income of affiliated companies	4,048	2,885
Operating Income	**150,871**	**70,149**
Other income/(expense)	(46,404)	34,290
	104,467	104,439
Interest expense	(17,191)	(18,281)
Income before min. interest & fed. income taxes	87,276	86,158
Minority interest	(1,112)	-
(Provision)/credit for income taxes	771	(7,166)
Net Income	**$86,935**	**$78,992**
Diluted EPS	$2.81	$2.28
Diluted shares outstanding	30,895	34,623
Time Charter Equivalent Revenues[2]	$386,114	$274,234
Gain on sale of vessels	($0.76)	($0.16)
Gain on sale of securities	-	($0.49)
Redemption of 8.25% Senior Notes	$0.20	-
Unrealized FFA losses	$0.92	-
Total EPS (diluted) impact	$0.36	($0.65)
Adjusted Diluted EPS	**$3.17**	**$1.63**

65% of increase in TCE revenues reflect strong VLCC and Aframax spot rates

Revenue days increased by 945

$18.2M hedging expense

14 additional chartered-in ships since 2Q07

Higher profit share expense due to increased profits generated by VLCCs and Aframaxes

3 older vessels sold

Other income/(expense) includes expense of $42.4M for derivative positions that don't qualify for hedge accounting of which $30.4M was unrealized

Premium on bond redemption of $7.3M

Q207 reflected gain on sale of DHT shares

Reduction in interest expense reflects repatriation of $545M used to repay debt, write-off of deferred financing costs of $2.1M (bond redemption), $31M capital lease obligation paid and bond redemption

[1] For additional information with respect to time and bareboat charter-hire expense by segment, see Appendix "Charter Hire Expense by Segment."
[2] See Appendix for reconciliations of TCE revenues to shipping revenues and net income to EBITDA. Adjusted diluted EPS is tax-effected.



Consolidated Balance Sheets

(In thousands)	6/30/2008	12/31/2007
ASSETS		
Cash and cash equivalents	$219,524	$502,420
Other current assets	402,403	302,333
Total Current Assets	621,927	804,753
Capital Construction Fund	103,639	151,174
Total Vessels, Deferred Drydock and Other Property	2,841,098	2,797,023
Investments in Affiliated Companies	86,446	131,905
Intangible Assets, Goodwill, Other Assets	337,031	274,062
Total Assets	$3,990,141	$4,158,917
LIABILITIES		
Total Current Liabilities	$224,047	$213,301
Long-term Debt and Capital Leases	1,229,684	1,531,334
Def. Gain on Sale and Leaseback of Vessels	169,629	182,076
Deferred Income Taxes and Other Liabilities	341,138	281,711
Minority Interest	130,279	132,470
Total Stockholders' Equity	1,895,364	1,818,025
Total Liabilities and Stockholders' Equity	$3,990,141	$4,158,917

Reduction in cash reflects $545M repatriation

Reflects $20M return of capital distribution from LNG joint venture and dissolution of joint venture for 2 VLCC newbuildings.

Increase in net income offset by share repurchases, dividend payments and increase in unrealized expenses for cash flow hedges.

Future Revenue Stability



Locked-in Future Revenues
Reflects Growth in Product and U.S. Segments



$186M
$746M
$1.164B
$1.769B
$1.920B
2004
2005
2006
2007
Q208

$419M of U.S. Flag Lightering COAs
$278M of FFA synthetic time charters
$22M of AI time charters

$1.201B of time charter revenues[1]

Future revenues to be earned from
LNG and FSO contracts total an additional $1.8B

[1]Detail of $1.201B future revenue and days by segment as of 6/30/08 is provided in the Appendix "Future Revenue $/Days by Segment"

OSG
Overseas Shipholding Group, Inc.

Appendix


NO SMOKING

Fleet Snapshot



As of July 25, 2008



Crude (65)
25
31
7
2
Products (51)
14
23
8
6
U.S. (34)
16
4
6
8
Gas/Other (7)
5
2
60 Owned
60 Chartered-in
120 OPERATING
21 Owned
16 Chartered-in
37 NEWBUILD

Vessel Delivery Schedule



As of July 25, 2008

2008	Q1	Q2	Q3	Q4	Total
Crude	-	-	1	2	3
Products	-	-	1	-	1
U.S. Flag	-	-	1	1	2
Total	*-*	*-*	*3*	*3*	*6*

2009	Q1	Q2	Q3	Q4	Total
Crude	3	-	-	-	3
Products	1	-	1	-	2
U.S. Flag	2	1	1	2	6
Total	*6*	*1*	*2*	*2*	*11*

2010	Q1	Q2	Q3	Q4	Total
Crude	1	-	-	-	1
Products	1	1	1	2	5
U.S. Flag	1	2	-	2	5
Total	*3*	*3*	*1*	*4*	*11*

2011	Q1	Q2	Q3	Q4	Total
Crude	-	1	-	1	2
Products	3	2	1	-	6
U.S. Flag	1	-	-	-	1
Total	*4*	*3*	*1*	*1*	*9*
TOTAL					**37**

Future Revenue $/Days by Segment



Locked-in Revenue by Sector

	U.S.	Product	Other Int'l	Crude	Total
2008	$ 80,146	$ 67,536	$ 12,604	$ 24,522	$ 184,809
2009	138,774	80,335	23,564	15,908	258,581
2010	164,049	36,220	25,003	3,114	228,385
2011	172,625	7,939	25,002		205,567
2012	132,538	6,558	4,795		143,891
2013 and thereafter	179,895	-	-		179,895
Total	$ 868,027	$ 198,588	$ 90,968	$ 43,544	$ 1,201,128
% of Total	72%	17%	8%	4%	100%

Locked-in Days by Sector

	U.S.	Product	Other Int'l	Crude	Total
2008	2,215	3,594	368	875	7,052
2009	3,241	4,075	688	616	8,620
2010	3,313	1,659	730	130	5,832
2011	3,239	369	730	-	4,338
2012	2,373	305	140	-	2,818
2013 and thereafter	2,967	-	-	-	2,967
Total	17,348	10,002	2,656	1,621	31,627
% of Total	55%	32%	8%	5%	100%

Charter Hire Expense by Segment



For the Quarter Ended June 30, 2008

($ in thousands)	Crude	Product	Other	U.S. Flag	Total
Base charter hire	$57,766	$19,321	$3,137	$7,996	$88,220
Profit share	17,068	460	0	0	17,528
Amortization of deferred gain	(10,810)	(1,465)	0	0	(12,275)
Other	103	0	0	1,244	1,347
Spot charter lightering	8,548	0	0	0	8,548
Charter Hire Expense	**$72,675**	**$18,316**	**$3,137**	**$9,240**	**$103,368**

($ in thousands)	VLCC	Suezmax	Aframax	Panamax	Lightering	Total Crude
Base charter hire	$26,352	$4,821	$18,086	$3,267	$5,240	$57,766
Profit share	12,404	698	3,697	0	269	17,068
Amortization of deferred gain	(7,656)	0	(3,283)	129	0	(10,810)
Other	0	0	103	0	0	103
Spot charter lightering	0	0	0	0	8,548	8,548
Charter Hire Expense	$31,100	$5,519	$18,603	$3,396	$14,057	$72,675



FY08 Guidance

- **Estimated vessel expenses**
  - $305M to $330M
- **Time and bareboat charter hire expenses**
  - $390M to $410M *(updated due to increases in chartered-in tonnage and improvement in rates)*
- **Depreciation and Amortization**
  - $190M to $210M
- **G&A**
  - $145M to $160M *(updated: management expects this to be at the lower end of the range)*
- **Equity income of affiliated companies**
  - $8 to $12M
- **Other income, net of interest expense**
  - Interest expense approx. $60M to $70M *(updated due to lower debt levels and bond redemption)*
  - Other income, net of derivative transactions, will run approx. $4M to $8M *(updated due to lower cash balances)*
- **Taxes**
  - Less than $5M
- **Capital Expenditures** (updated)
  - $48M in drydock costs with Q3 $15M and Q4 $5M
  - $403M newbuild progress payments, vessel improvements and capitalized interest, of which $75M will be paid from the CCF



Value of OSG Supplemental Information

Steel Value[1]

OSG updates the steel value of its International Flag fleet monthly to reflect current Sale and Purchase (S&P) market activity of similar vessels. Any variance to published and available information from Clarksons is due to differences in age or condition of a vessel or for a similar, but not exact, type of ship. There is no similar liquid S&P market for U.S. flag vessels, thus the value ascribed to the U.S. Flag portion of the fleet is the net present value (NPV) of the expected future cash flows based on the remaining useful life of each vessel.

As of June 30, 2008, OSG estimates the steel value of its owned fleet is $3.6 billion.

Segment	No. Vessels	Value ($ Million)	% of Total
VLCC (a)	10	1,572	43%
Aframax (a)	6	531	15%
Panamax (dirty)	9	541	15%
Total Crude (Intl)	**25**	**2,644**	**73%**
LR1	4	229	6%
MR	8	460	13%
Total Products (Intl) (b)	**12**	**689**	**19%**
US Flag (Non-MLP) (c)	0	300	8%
TOTAL	37	3,633	100%
International		3,333	92%
U.S.		300	8%

(a) Vessel value includes $30M and $151M of construction-in-progress payments through 06/30/2008 for VLCCs and Aframaxes respectively.

(b) $689M includes $69M of construction-in-progress payments through 06/30/2008. This segment includes 1 MSP ship (O/S Ambermar) The 2 remaining MSP ships are part of OSP The Handysize segment includes the car carrier O/S Joyce

(c) $300M includes $282M of construction-in-progress payments through 06/30/2008

Cash & Equivalents

Cash(d)	$224M
Capital Construction Fund	104M
	$328M

(d) Includes other investments of $14.1M but excludes $9.6M of cash on OSG America books.

Interest in OSG America (NYSE: OSP)

The $282M represents OSG's 75.5% interest in OSG America.

Value of OSG - Supplemental Information



Equity in Income of Affiliated Companies

The $86 million principally represents the book value of OSG's equity investment in OSG Nakilat (the joint venture that owns four LNG carriers). The change from 3/31/08 is a result of a $20M return of capital distribution.

Present Value of Covered Charters-in[2]

As of 6/30/08, 50% of OSG's total operating fleet of 121 vessels are owned, and the balance, 50%, are chartered-in from other owners. A portion of the chartered-in fleet has been chartered-out and is considered "covered". Thus $43 million represents the net present value of the cash flows associated with the covered portion of the chartered-in fleet. This has been calculated as [(average charter-out rate – average charter-in rate) - average profit share rate/day] * weighted days. By sector, the average spread between the chartered-in rates that are covered are:

Vessel Class	Spread ($ / Day)
VLCC	no spread
Suezmax	no spread
Aframax	4,100
Panamax	5,400
LR1	no spread
MR	1,400
Capesize	14,400

Net Present Value of Uncovered Charters-in[2]

A portion of the chartered-in fleet has not been chartered-out and is considered "uncovered", thus $364 million represents the net present value of the [(average 10-year historical day rate by vessel class – average charter-in rate) - average profit share rate/day] * weighted days. By sector, the average spread between the chartered-in rates that are uncovered are:

Vessel Class	10-yr Historical Rate $ / Day	Spread $ / Day
VLCC	54,600	18,400
Suezmax	43,000	7,300
Aframax	33,100	8,200
Panamax	28,300	4,500
LR1	0	0
MR	22,400	4,200
Capesize	45,700	25,700

Value of OSG - Supplemental Information



Debt (non-MLP)*(in 000s)*	
Short and long term debt	$1,148,607
Capital lease obligations	2,131
	$1,150,738

Notes/Footnotes

All categories used in the NAV calculation exclude amounts related to OSG America L.P.

(1) Assumes vessels trade until remaining useful life (generally 25 years) or OPA retirement date, whichever comes first.

(2) Assumes no extension options are exercised. Includes both operating and newbuild fleet. Weighted days represent OSG's weighted participation in the vessel. The discount rate used for International Flag is 9.5%.

.

Reconciliation Tables and Supplemental Information



TCE Revenues

Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,	
$ in thousands	2008	2007	2008	2007
Time charter equivalent revenues	$386,114	$274,234	$761,948	$533,418
Add: Voyage expenses	42,110	25,763	76,952	41,863
Shipping Revenues	$428,224	$299,997	$838,900	$575,281

EBITDA

EBITDA represents operating earnings, which is before interest expense and income taxes, plus other income and depreciation and amortization expense. EBITDA is presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA should not be considered a substitute for net income or cash flow from operating activities prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. While EBITDA is frequently used as a measure of operating results and performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,	
$ in thousands	2008	2007	2008	2007
Net income	$86,935	$78,992	$199,370	$163,644
Provision/(credit) for income taxes	(771)	7,166	(771)	12,918
Interest expense	17,191	18,281	35,554	31,449
Depreciation and amortization	47,315	44,099	94,906	86,582
EBITDA	$150,670	$148,538	$329,059	$294,593

Reconciliation Tables and Supplemental Information



Specific Items Affecting Net Income

Set forth below are significant items of income and expense that affected the Company's net income for the three and six months ended June 30, 2008 and 2007, all of which items are typically excluded by securities analysts in their published estimates of the Company's financial results

	Three Months Ended Jun. 30, 2008		Three Months Ended Jun. 30, 2007		Six Months Ended Jun. 30, 2008		Six Months Ended Jun. 30, 2007	
(in thousands, except EPS)	**$**	**$ Per Share**	**$**	**$ Per Share**	**$**	**$ Per Share**	**$**	**$ Per Share**
Gain on sale of vessels	($23,700)	($0.76)	($5,600)	($0.16)	($23,700)	($0.75)	($5,600)	($0.15)
Gain on sale of securities	-	-	(26,300)	(0.49)	-	-	(41,300)	(0.73)
Redemption of 8.25% Senior Notes	9,400	0.20	-	-	9,400	0.20	-	-
Unrealized FFA losses	29,000	0.92	-	-	29,500	0.93	-	-
Total	**$14,700**	**$0.36**	**($31,900)**	**(0.65)**	**$15,200**	**$0.38**	**($46,900)**	**($0.88)**

Note: adjusted EPS is tax-effected

Synthetic Time Charter Positions

The following table provides management's expectations with respect to the estimated synthetic TCE rates to be achieved and the related revenue days for the periods when those derivative positions that qualify as cash flow hedges for accounting purposes will effect the Company's earnings. The actual TCE rates achieved for these synthetic time charters may differ, possibly substantially, from the expected rates shown in the table. The synthetic time charter positions below are related to the Company's VLCC fleet. In addition, the Company has synthetic time charters for Aframaxes representing approximately 79 days in each of the third and fourth quarters of 2008.

	Three Months Ending		Fiscal Year Ending	
	9/30/2008	**12/31/2008**	**12/31/2009**	**12/31/2010**
Average estimated TCE rate	$55,535	$69,836	$62,567	$61,240
Revenue Days	450	539	3,173	276 *

**First quarter only*


OSG
Overseas Shipholding Group, Inc.
www.osg.com
NO SMOKING